UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Science Applications International Corporation (“SAIC”) was held on June 8, 2016. The final voting results on each of the matters presented to stockholders for a vote is set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
Robert A. Bedingfield	31,565,209	341,255	125,813	4,748,872
Deborah B. Dunie	31,419,745	486,359	126,173	4,748,872
Thomas F. Frist III	31,516,087	386,196	129,994	4,748,872
John J. Hamre	31,561,162	343,735	127,380	4,748,872
Timothy J. Mayopoulos	31,367,795	516,092	148,390	4,748,872
Anthony J. Moraco	31,590,886	334,929	106,462	4,748,872
Donna S. Morea	31,368,628	512,376	151,273	4,748,872
Edward J. Sanderson, Jr.	31,414,462	488,896	128,919	4,748,872
Steven R. Shane	31,600,580	307,180	124,517	4,748,872

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	30,784,227
Votes against	854,567
Abstentions	393,483
Broker non-votes	4,748,872

3.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2017 was approved based upon the following votes:

Votes for approval	36,426,756
Votes against	257,008
Abstentions	97,385
Broker non-votes	0

Under the rules and regulations of the New York Stock Exchange, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017 is considered a “routine” matter, which means that brokerage firms or other nominees may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions.  Therefore, there are no broker non-votes for this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2016

Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary